SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                    ________________________


                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934





     Date of Report (Date of earliest event reported):  July 17, 2006
                                                       ________________


                 COAST FINANCIAL HOLDINGS, INC.
 ___________________________________________________________________
     (Exact Name of Registrant as Specified in its Charter)




       Florida                      000-50433               14-1858265
 ___________________________   _____________________    _______________
(State or Other Jurisdiction  (Commission File Number)  (IRS Employer
        Incorporation)                                   Identification
                                                            Number)




1301 - 6th Avenue West, Suite 300, Bradenton, Florida      34205
_____________________________________________________   ___________
      (Address of Principal Executive Offices)          (Zip Code)




Registrant's telephone number, including area code:   (941) 752-5900
                                                    __________________


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Item 5.02  Departure  of  Directors  or  Principal   Officers;
           Election of Directors; Appointment of Principal Officers.

      Effective July 17, 2006, Coast Financial Holdings, Inc., a Florida corporation (the "Company"), and Brian P. Peters, President and Chief Executive Officer of the Company, agreed to terminate their relationship. Under the terms of his employment contract, Mr. Peters will receive a lump sum severance payment of approximately $742,900. In addition, as an expression of gratitude for the successful results achieved during his tenure as president and CEO of the Company and its wholly-owned subsidiary, Coast Bank of Florida (the "Bank"), the Board of Directors have agreed to extend the exercise period for all of Mr. Peters' outstanding stock options.

      Brian F. Grimes, currently the Chief Financial Officer and Secretary of the Company and the Bank, has been appointed to serve as the President and CEO of the Company and the Bank. As a result of Mr. Grimes' promotion, the Company has appointed Justin Locke, the Bank's controller, to serve as the interim Chief Financial Officer of the Company and the Bank. The Corporate Governance and Nominating Committee will conduct an executive search to identify a permanent successor for the Chief financial Officer position and Mr. Locke is expected to be a candidate for the position.

      As part of the management changes made in response to Mr. Peters' departure, the Board of Directors also promoted Anne Lee, the Bank's Executive Vice President/Retail Banking, to the position of Chief Operating Officer of the Company and the Bank.

     The termination of Mr. Peters' relationship with the Company and the Bank and the appointments of Messrs. Grimes and Locke and Ms. Lee to their new positions were announced by press release issued on July 18, 2006. A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

      Each of the appointments and promotions described above are effective concurrently with Mr. Peters' departure (July 17, 2006). The name, age, and position of each the newly appointed and promoted executive officers referenced are set forth below, together with such officer's business experience during the past five years prior to their promotions.


Name                 Age       Position with the Company and the Bank
____                 ___       ______________________________________

Brian F. Grimes       43       President, Chief
                               Executive Officer, Secretary and Director
                               of the Company and the Bank
Justin D. Locke      34        Interim Chief
                               Financial Officer of the
                               Company and the Bank
Anne V. Lee           47       Chief Operating
                               Officer of the Company and
                               the Bank and Executive Vice
                               President/Retail Banking
                               Manager of the Bank

      Brian F. Grimes has served as Executive Vice President and Chief Financial Officer of the Company since February 2004. He has been a Director since May 2006. Executive Vice President and Chief Financial Officer of Coast Bank since December 2003, and Senior Vice President and Controller of Coast Bank from March 2003 to December 2003. From 1998 to 2003, Mr. Grimes served as Senior Vice President and Treasurer of Republic Bank, St. Petersburg, Florida. Mr. Grimes received his Bachelor of Science degree in Finance from the University of South Florida. Mr. Grimes has over 20 years experience in banking.

        Justin D. Locke has served as Senior Vice President/Controller for the Bank since January 2004 and as a financial analyst for the Bank since October 2002. From June 1998 to October 2002, Mr. Locke served as a staff accountant with Republic Bank, St. Petersburg, Florida. Mr. Locke received his Bachelor of Science degree in Accounting from the University of South Florida and attained the designation of Certified Management Accountant in 2003. Mr. Locke has 9 years experience in the banking industry.

      Anne V. Lee has served as Executive Vice President/Retail Banking Manager for Coast Bank since August 2003 and as Coast Bank's Senior Vice President/Retail Banking Manager from March 2003 to August 2003. In these capacities at Coast Bank, Ms. Lee has been and is responsible for overseeing the branches and branch administration, business development, retail operations, marketing and training. Ms. Lee brings over 25 years of retail and operational banking experience to Coast Bank. From December 1997 until March 2001, Ms. Lee served as Senior Vice President, Support Services Manager for Republic Bank, St. Petersburg, Florida. Ms. Lee then joined Florida First Bank in Lakeland, Florida in March 2001 as Retail Banking Service and Support Manager and continued in that position until joining Coast Bank in March 2003. Ms. Lee attended Manatee Community College and has over 26 years of banking experience.

      There is no family relationship between any of above executive officers with any other executive officers or directors of the Company.










[Rest of Page Intentionally Blank.  Signature on Following Page.]












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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             COAST FINANCIAL HOLDINGS, INC.



Date:  July 18, 2006          By: /s/ Brian F. Grimes
                                 _____________________________________
                                 Brian F. Grimes
                                 President and Chief Executive Officer













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                          EXHIBIT INDEX
                          _____________

Exhibit No.         Description
___________         ___________

 99.1 Press Release, issued July 18, 2006, regarding the departure of President and Chief Executive Officer and Appointment on New Executive Officers.

                              Exhibit 99.1




















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